UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2010

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) – (d)  Not applicable.

(e)  On September 22, 2010, the Board of Directors of ImmunoGen, Inc. (the “Company”) approved certain amendments to the Company’s 2006 Employee, Director and Consultant Equity Incentive Plan (the “2006 Plan”).  The amendments effected the following changes to the 2006 Plan:

•                  The number of shares of common stock authorized for issuance under the 2006 Plan was increased by 4,000,000, subject to shareholder approval at the Company’s annual meeting of shareholders to be held on November 16, 2010.

•                  Not more than 1,000,000 of the total number of shares reserved for issuance under the 2006 Plan may be granted as awards whose intrinsic value is not solely dependent on appreciation in the price of the Company’s common stock after the date of grant, also known as “full-value awards.”

•                  Except in the case of death, disability, retirement or “change of control” (as defined in the 2006 Plan), full-value awards shall not vest (1) in the case of performance-based vesting, less than one year from the date of grant and (2) in the case of time-based vesting, less than three years from the date of grant, provided that time-based vesting may occur incrementally over such three-year period.

•                  Notwithstanding the foregoing, full-value awards may be granted to non-employee directors having time-based vesting of less than three years so long as no more than 10% of the shares reserved for issuance under the 2006 Plan may be granted in the aggregate pursuant to such awards from and after September 22, 2010.

•                  Only a committee consisting solely of non-employee directors (or the full Board when only non-employee directors are present and voting) shall have the authority to grant awards under the 2006 Plan to non-employee directors or to amend the terms of such awards in a manner that would accelerate their vesting, subject to the limitation described below.

•                  Except in the case of death, disability, retirement or “change of control” (as defined in the 2006 Plan), outstanding awards under the 2006 Plan may not be amended in a manner that would accelerate their vesting.

•                  Any stock appreciation rights awarded under the 2006 Plan shall have a per share exercise price that is not less than the “fair market value” (as defined in the 2006 Plan) per share of the Company’s common stock on the date of grant.  Any stock appreciation right to be settled in shares of the Company’s common stock shall be counted in full against the number of shares available for issuance under the 2006 Plan, regardless of the number of exercise gain shares issued upon settlement of the stock appreciation right.

A summary of the other material terms and conditions of the 2006 Plan is set forth in the Company’s definitive Proxy Statement dated October 1, 2008, filed with the Securities and Exchange Commission on October 1, 2008, under the caption “Amendment to 2006 Employee, Director and Consultant Equity Incentive Plan to Increase the Number of Shares Authorized for Issuance Thereunder (Notice Item 3).”  Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the amended and restated 2006 Plan filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2008.

(f)  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: September 24, 2010	/s/ Gregory D. Perry

Gregory D. Perry
Senior Vice President and Chief Financial Officer